Exhibit 10.4
Firm Throughput Service Agreement
Rate Schedule TPX
Date: 02/14/2006

Shipper’s Name and Address for Notices:	Shipper’s Name and Address for Invoice:
SIOUXLAND ETHANOL, LLC	SIOUXLAND ETHANOL, LLC
1000 SUPERIOR BLVD. SUITE 201	1000 SUPERIOR BLVD. SUITE 201
WAYZATA, MN 553911873	WAYZATA, MN 553911873
ATTN: WILLIAM ANDERSON	ATTN: MARY PINICK
Contract No: 112202
Term: From 02/01/2007 to 01/31/2017
Rates shall be Northern’s maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule on file with the Commission unless otherwise agreed to by the parties in writing.
This transportation shall be provided pursuant to Subpart G of Part 284 of the Federal Energy Regulatory Commission’s regulations.
The contract maximum daily quantities and primary receipt and delivery points are set forth on Appendix A, and if necessary, Appendix B.
If made available by Shipper, Northern agrees to receive and deliver thermally equivalent volumes of natural gas as set forth in this Agreement.
The parties agree that a facsimile or other electronic version of this document, when properly executed and transmitted, shall be considered for all purposes to be an original document, and shall be deemed for all purposes to be signed and constitute a binding agreement. The entire agreement must be faxed or transmitted to Northern. Upon Northern’s acceptance and execution, an executed copy will be returned via FAX to the number appearing on the faxed offer or such other number as directed or otherwise electronically transmitted.
This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns. No promises, agreements or warranties additional to this Agreement other than as may be contained in Northern’s tariff will be deemed to be a part of this Agreement nor will any alteration, amendment or modification be effective unless confirmed in writing by the parties.
Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, or if mailed by United States mail, postage prepaid, or if sent by express mail, overnight delivery, telex, telecopy or other mutually

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agreeable means of electronic transmission, to Shipper when sent to the address set forth on this Agreement and to Northern when sent to the following:

All Notices/Accounting Matters:	Payments to Designated Depository:
Northern Natural Gas Company	Northern Natural Gas Company
P.O. Box 3330	First National Bank of Omaha
Omaha, NE 68103-•0330	Account No 12015 7225
Attn: Customer Service	ABA No. 104000016
Fax No.. : 402-548-5280	1620 Dodge St. Omaha, NE 68197
This Agreement shall incorporate and in all respects shall be subject to the “GENERAL TERMS AND CONDITIONS” and the applicable Rate Schedule(s) set forth in Northern’s FERC Gas Tariff, as may be revised from time to time. Northern may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or other provisions set forth in the applicable Rate Schedule(s) and the “GENERAL TERMS AND CONDITIONS” in Northern’s FERC Gas Tarriff, and Northern shall have the right to place such changes in effect in accordance with the NGA, and this Throughput Service Agreement shall be deemed to include such changes and any changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same.

NORTHERN NATURAL GAS COMPANY		SIOUXLAND ETHANOL, LLC

By:	/s/ Jo Williams	By:	/s/ Tom Lynch

Title: Vice President		Title: President

Date: 3/14/06		Date: 3/14/06
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Northern Natural Gas Company
Amendment to TFX Throughput Service Agreement
Date: 02/14/2006
Shipper’s Name: SIOUXLAND ETHANOL, LLC
Contract No.:                     112202 (Agreement)
The above-referenced Agreement is amended for the period 02/01/2007 through 01/31/2017 as follows:
1. This Agreement is subject to the completion of the facilities necessary for Northern to provide the service.
2. The rate provisions shall be amended as follows:
a. For the contract MDQ, Shipper shall pay a total monthly reservation charge equal to $0.3367/Dth multiplied by the contract MDQ multiplied by 30.4. In addition, Shipper shall pay a commodity rate equal to the maximum rate provided in Northern’s FERC Gas Tariff as amended from time to time. These rates include the applicable Annual Charge Adjustment and electric compression charges.
b. In addition to the above rate(s), Shipper shall pay any applicable fuel use and unaccounted for.
c. The rate stated herein is applicable to the receipt and (or) delivery points listed below. Shipper agrees that if any other receipt or delivery points (POI) are used either on a primary or alternate basis, the higher of the maximum annual average rates or the $0.3367/DTH/day rate will apply for the entire contract during the month that any points not listed below are used.

Primary Points
Receipt	Delivery
192 NBPL/NNG VENTURA	78628 SIOUXLAND TBS

Alternate Points
Receipt	Delivery
98 OGDEN DEF. DELIVERY POINT	98 OGDEN DEF. DELIVERY POINT
3. In addition to the above rates, Shipper shall pay (i) the FERC approved Carlton surcharge and (ii) all FERC approved surcharges that are made effective after the effective date of this Amendment and applicable to the service provided hereunder.
4. Other Provisions Permitted By Tariff Under the Applicable Rate Schedule and pursuant to Section 58 of the GENERAL TERMS AND CONDITIONS of Northern’s FERC Gas Tariff:

a. Shipper agrees to limit hourly takes of natural gas to 5% (1/20 of the MDQ) of the entitlement at the primary delivery point and any alternate delivery points (including capacity release) during the term of the Agreement.
b. The entitlement is subject to the Right of First Refusal described in Section 52 of the GENERAL TERMS AND CONDITIONS of Northern’s FERC Gas Tariff.
5. The parties agree that a facsimile or other electronic version of this document, when properly executed and transmitted, shall be considered for all purposes to be an original document, and shall be deemed for all purposes to be signed and constitute a binding agreement. The entire agreement must be faxed or transmitted to Northern. Upon Northern’s acceptance and execution, an executed copy will be returned via FAX to the number• appearing on the faxed offer or such other number as directed or otherwise electronically transmitted.
6. This Agreement, as amended, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns. No promises, agreements or warranties additional to this Agreement other than as may be contained in Northern’s tariff will be deemed to be a part of this Agreement nor will any alteration, amendment or modification be effective unless confirmed in writing by the parties.
The effective date of this Amendment is 02/01/2007.
Except as amended herein, all provisions of the Agreement are hereby confirmed by the parties to be and remain in full force and effect.

NORTHERN NATURAL GAS COMPANY		SIOUXLAND ETHANOL, LLC

By:	/s/ Jo Williams	By:	/s/ Tom Lynch – President

Title: Vice President		Date: 3/14/06
Date: 3/14/06

Appendix A	CR# 112202
Firm Throughput Service Agreement, TFX Rate Schedule	RQST# 61385
Amd# 0
Dated: 02/0112007 — 01/31/2017
Shipper: SIOUXLAND ETHANOL, LLC
Contract Volumes:

MARKET	4,500	January To December

Maximum Daily Quantities
Volume Type	From	Volume
TFX	January To December	4,500

Appendix A	CR# 112202
Firm Throughput Service Agreement, TFX Rate Schedule	RQST# 61385
Amd# 0
Dated: 0210112007 — 01/3112017
Shipper: SIOUXLAND ETHANOL, LLC
Part 1. Receipt and Delivery Point Descriptions and Volumes

RP/DP
Type	PO# (MDS)	Point Description	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

R	192 (MID 17)	NBPL/NNG VENTURA	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500
		Market Receipts	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500
D	78628 (MID 17)	SIOUXLAND TBS	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500
		Market Deliveries	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500	4,500